Exhibit 10.5

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made and entered into as of October 29, 2022, by and among Spree Acquisition Corp. 1 Limited, a Cayman Islands exempted company (the “Company”), Spree Operandi LP, a Cayman Islands exempted limited partnership (“Spree Sponsor”), and William M. George, a holder of Class B Units of WHC Worldwide, LLC, a Missouri limited liability company (the “WMG Holder”). Each of the WMG Holder, Spree Sponsor, and any of their respective permitted assigns, are referred to herein as a “Stockholder”. Any capitalized term used but not defined herein shall have the meaning ascribed to it in the Business Combination Agreement. This Agreement shall become effective at the Closing of the Business Combination Agreement. Following the Closing, “Company” shall mean WHC Worldwide, Inc., a Delaware corporation.

WHEREAS, (i) pursuant to the Business Combination Agreement, the WMG Holder is entitled to designate four (4) individuals, two of whom will be a Class I director and two of whom will be a Class II director, to serve as members of the board of directors of the Company (the “Board”) at the Effective Time (the “Initial WMG Holder Designees”) and (ii) from and after the Effective Time, the parties hereto desire to provide the WMG Holder certain ongoing director nomination rights, in each case, on the terms and conditions set forth herein; and

WHEREAS, (i) pursuant to the Business Combination Agreement, Spree Sponsor is entitled to designate one (1) individual to serve as a Class III director of the Board at the Effective Time (the “Initial Spree Sponsor Designee”) and (ii) from and after the Effective Time, the parties hereto desire to provide Spree Sponsor certain ongoing director nomination rights, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Board of Directors.

(a) WMG Holder Designees.

(i) From and after the Effective Time and until the WMG 15% Stockholder Termination Event shall have occurred, the WMG Holder shall have the right to designate two (2) Designees to be appointed or nominated, as the case may be, as a Class I director of the Board and two (2) Designees to be appointed or nominated, as the case may be, as Class II directors of the Board (or, if the Board does not contain classes, four (4) individuals to be appointed or nominated, as the case may be, to the Board), in connection with any meeting of the stockholders of the Company called (or written consent of the stockholders) with respect to the election of such Directors classes, and the Company shall, as promptly as practicable, take all necessary and reasonably desirable actions within its control (including, without limitation, nominating such Designees as a Director, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies in favor of such Designees); and

(ii) From and after the time that a WMG 15% Stockholder Termination Event has occurred and until the WMG 5% Stockholder Termination Event shall have occurred, the WMG Holder shall have the right to designate one (1) Designee to be appointed or nominated, as the case may be, as a Class I director of the Board and one (1) Designee to be appointed or nominated, as the case may be, as a Class II director of the Board (or, if the Board does not contain classes, two (2) WMG Holder Designees serving as a member of the Board), in connection with any meeting of the stockholders of the Company called (or written consent of the stockholders) with respect to the election of Directors, and the Company shall, as promptly as practicable, take all necessary and reasonably desirable actions within its control (including, without limitation, nominating such Designee as a Director, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies in favor of such Designee).

(iii) If (A) a vacancy on the Board occurs because of the death, disability, disqualification, resignation or removal of a WMG Holder Director and (B) the WMG Holder shall have the right to designate such Director seat pursuant to this Agreement, then the WMG Holder shall be entitled to designate a Designee to replace the WMG Holder Director that vacated the Board due to death, disability, disqualification, resignation or removal, and the Company will, within ten (10) Business Days of such designation of such Designee, take all necessary and reasonably desirable actions within its control such that such vacancy shall be filled with such replacement Designee. Notwithstanding anything to the contrary, any Director position vacated by a WMG Holder Director because of such Director’s death, disability, disqualification, resignation or removal shall not be filled pending any such designation and appointment by the WMG Holder unless the WMG Holder fails to designate a Designee within thirty (30) days after receipt of written notice from the Company notifying them that such vacancy has occurred, in which case after such thirty- (30-) day period, the Company may nominate or appoint a designee who may serve as a Director only until the WMG Holder designates a Designee in accordance with the terms hereof (provided that the Company may, in its discretion, fill such vacant Director seat and instead increase the size of the Board and appoint such Designee to fill the vacant Director resulting from such increase in the size of the Board, with, if the Board has classes as of such time, such Designee being in the same class of Directors that the WMG Holder would have been entitled to fill).

(b) Spree Sponsor Designee.

(i) From and after the Effective Time and until the Spree Stockholder Termination Event shall have occurred, Spree Sponsor shall have the right to designate one (1) Designee to be appointed or nominated, as the case may be, as a Class III director of the Board (or, if the Board does not contain classes, one (1) Spree Sponsor Designee to be appointed or nominated, as the case may be, to the Board), in connection with any meeting of the stockholders of the Company called (or written consent of the stockholders) with respect to the election of such Director class, and the Company shall, as promptly as practicable, take all necessary and reasonably desirable actions within its control (including, without limitation, nominating such Designee as a Director, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies in favor of such Designees).

(ii) If (i) a vacancy on the Board occurs because of the death, disability, disqualification, resignation or removal of the Spree Sponsor Director and (ii) Spree Sponsor has the right to designate such Director seat pursuant to this Agreement, then Spree Sponsor shall be entitled to designate a Designee to replace the Spree Sponsor Director that vacated the Board due to death, disability, disqualification, resignation or removal, and the Company will, within ten (10) Business Days of such designation of such Designee, take all necessary and reasonably desirable actions within its control such that such vacancy shall be filled with such replacement Designee. Notwithstanding anything to the contrary, the Director position vacated by the Spree Sponsor Director because of such Director’s death, disability, disqualification, resignation or removal, shall not be filled pending any such designation and appointment by Spree Sponsor unless Spree Sponsor fails to designate a Designee within thirty (30) days after receipt of written notice from the Company notifying it that such vacancy has occurred, in which case after such thirty- (30-) day period, the Company may nominate or appoint a designee who may serve as a Director only until, subject to no Spree Stockholder Termination Event having occurred as of such time, Spree Sponsor designates a Designee in accordance with the terms hereof (provided that the Company may, in its discretion, fill such vacant Director seat and instead increase the size of the Board and appoint such Designee to fill the vacant Director resulting from such increase in the size of the Board, with, if the Board has classes as of such time, such Designee being in the same class of Directors that he or she would have been entitled to fill).

(c) If a Designee is entitled to serve on the Board pursuant to Section 1(a) or Section 1(b), the Company shall take all necessary and reasonably desirable actions within its control in connection with the nomination, appointment, election or re-election of such Designee, as the case may be, to ensure that (i) the Designee is included in the Board’s slate of nominees to the stockholders of the Company for the applicable election of Directors and (ii) the Designee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for the applicable meeting of the stockholders of the Company called with respect to the election of the applicable class of Directors, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to the applicable election of the applicable class of Directors.

(d) If a Designee entitled to serve on the Board pursuant to Section 1(a) or Section 1(b) is not elected or appointed because of such Designee’s death, disability, disqualification, withdrawal as a nominee for election to the Board or for any other reason (and such Designee is not replaced as a Designee pursuant to the applicable terms of Section 1(a) or Section 1(b) above), (i) the applicable Stockholder(s) shall, for so long as such Stockholder is entitled to appoint or nominate such Designee pursuant to Section 1(a) or Section 1(b), be entitled to promptly designate a replacement Designee, and (ii) the Company will, within ten (10) Business Days of such designation, take all necessary and reasonably desirable actions within its control such that such replacement Designee is elected or appointed as a Director of the Company. Notwithstanding anything to the contrary, the Director position for which such original Designee was designated shall not be filled pending such designation and appointment or election, as applicable, unless the applicable Stockholder(s) shall fail to designate such replacement Designee within thirty (30) days after receipt of written notice from the Company notifying such Stockholder that such Designee was not elected, and after such thirty (30) day period, the Company may appoint or nominate, as the case may be, a successor designee who may serve as a Director only, subject to no applicable Stockholder Termination Event having occurred, until the applicable Stockholder(s) shall designate a replacement Designee in accordance with the terms hereof (provided that the Company may, in its discretion, fill such vacant Director seat and instead increase the size of the Board and appoint such Designee to fill the vacant Director resulting from such increase in the size of the Board, with, if the Board has classes as of such time, such Designee being in the same class of Directors that he or she would have been entitled to fill).

(e) In accordance with the By-laws, the Company may from time to time by resolution establish and maintain one or more committees of the Board, with each committee to consist of one (1) or more Directors. To the extent feasible, the Company shall notify Spree Sponsor and the WMG Holder in writing of any new committee of the Board to be established at least fifteen (15) days prior to the effective establishment of such committee. If requested by Spree Sponsor or the WMG Holder, the Company shall take all necessary steps to cause at least (1) Stockholder Director as requested by Spree Sponsor and the remaining Stockholder Directors as requested by the WMG Holder to each be appointed as a member of each such committee of the Board unless such designation would violate any legal restriction on such committee’s composition or the rules and regulations of any applicable exchange on which the Company’s securities may be listed; provided, that the foregoing sentence shall not apply, with respect to any Stockholder, to any special committee of the Board established specifically for the purpose of evaluating a transaction or other corporate action involving such Stockholder or to the extent the appointment of such individual to such committee would, as reasonably determined by the Company, result in any other conflict or potential conflict of interest.

(f) From and after the Effective Time, (i) until a WMG 5% Stockholder Termination Event occurs, the Company shall take all necessary and reasonably desirable actions within its control to cause two (2) WMG Holder Directors as requested in writing by the WMG Holder to be appointed as a member of the compensation committee, the audit committee or the nominating committee of the Board and (ii) until the Spree Stockholder Termination Event occurs the Company shall take all necessary or reasonably desirable actions within its control to cause one (1) Spree Sponsor Director as requested in writing by Spree Sponsor to be appointed as a member the compensation committee, the audit committee or the nominating committee of the Board, unless in the case of any request made pursuant to clause (i) or (ii) above, such designation would violate any legal restriction on such committee’s composition or the rules and regulations of NYSE or any other any applicable exchange on which the Company’s securities may be listed.

(g) The Company shall pay all reasonable, documented and out-of-pocket expenses incurred by each Stockholder Director in connection with his or her service as a Director or as a member of the board of directors (or other similar governing body) of any Subsidiary of the Company, including, but not limited to, attending meetings or events attended on behalf of the Company at the Company’s request.

(h) The Company shall, for so long as any Designee serves as a Director, maintain directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary; provided, that upon such Stockholder Director ceasing to serve as a Director for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage with respect to such Stockholder Director for a period of not less than six (6) years from the time at which such director ceases to serve as a Director in respect of any act or omission of such Stockholder Director occurring at or prior to such cessation of service.

(i) For so long as any Stockholder Director serves as a Director, the Company (i) shall provide such Stockholder Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other Directors; provided, that any Stockholder Director who is also an employee of the applicable Stockholder (or its Affiliates) may elect not to receive any standard director fees paid by the Company to Directors, and (ii) shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Stockholder Director as and to the extent consistent with applicable law, including, but not limited to, Article 9 of the Certificate of Incorporation and Article VII of the By-laws (whether such right is contained in the Certificate of Incorporation, the By-laws or another document), (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(j) Any Designee will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check, consistent with the Company’s corporate governance policies as in effect at the applicable time. Based on the foregoing and to the extent consistent with the Company’s corporate governance policies as in effect at the applicable time, the Company may reasonably object to any Designee (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (1) such Designee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (2) such Designee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws; (3) such Designee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in clause (2)(B), or to be associated with persons engaged in such activity; (4) such Designee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or (5) such Designee was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds the Designee to be unsuitable based upon one or more of the foregoing clauses (1) through (5) and reasonably objects to the identified director, the applicable Stockholder shall be entitled to propose a different Designee to the Board within thirty (30) days of the Company’s notice to such Stockholder of its objection to the Designee and such replacement Designee shall be subject to the review process outlined above.

Section 2. Voting Agreement.

(a) Spree Sponsor shall vote (or execute written consents) all Voting Interests owned by Spree Sponsor or over which such Spree Sponsor has voting control, and shall take all other necessary or desirable actions within its control to elect the Designees nominated by the WMG Holder pursuant to Section 1(a) hereof.

(b) The WMG Holder shall vote (or execute written consents) all Voting Interests owned by the WMG Holder or over which the WMG Holder has voting control, and shall take all other necessary or desirable actions within its control to elect the Designees nominated by the Spree Sponsor pursuant to Section 1(b) hereof.

Section 3. CEO. Spree Sponsor shall vote (or execute written consents) all Voting Interests owned by Spree Sponsor or over which such Spree Sponsor has voting control and shall cooperate to vote and recommend to stockholders that WMG Holder shall concurrently serve as Chief Executive Officer of the Company and Chairman of the Board for so long as he is so employed (or until WMG Holder voluntarily withdraws his candidacy to serve as Chairman of the Board).

Section 4. Definitions.

“Action” means any action, suit, claim cause of action or proceeding, whether based on contract, tort or statute.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Agreement” has the meaning set forth in the preamble.

“Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended.

“Board” has the meaning set forth in the preamble.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of October [●], 2022, by and among the Company and WHC Worldwide, LLC, a Missouri limited liability company, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“By-laws” means the By-laws of the Company, as in effect at the Effective Time, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as in effect immediately following the Effective Time, as the same may be amended and restated, supplemented or otherwise modified from time to time.

“Class B Units” has the meaning set forth in the WHC Operating Agreement.

“Company” has the meaning set forth in the preamble.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Designee” means an individual designated by a Stockholder for the purpose of nomination to the Board by the Company pursuant to the Business Combination Agreement prior to the Effective Time or this Agreement at or after the Effective Time. For the avoidance of doubt, the Initial WMG Holder Designees and the Initial Spree Sponsor Designees shall constitute Designees of the WMG Holder and Spree Sponsor, respectively, at the Effective Time for all purposes under this Agreement.

“Director” means any individual then serving as a member of the Board.

“Effective Time” means the time immediately after the Closing of the Business Combination Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Initial WMG Holder Designees” has the meaning set forth in the preamble.

“Initial Spree Sponsor Designee” has the meaning set forth in the preamble.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“SEC” means the Securities and Exchange Commission.

“Spree Sponsor” has the meaning set forth in the preamble.

“Spree Sponsor Designee” means a Designee of Spree Sponsor for the purpose of nomination to the Board.

“Spree Sponsor Director” means a Designee of the Spree Sponsor that has been elected, appointed or is otherwise serving as a Director.

“Spree Stockholder Termination Event” means the first time following the Effective Time at which Spree Sponsor and its Affiliates Beneficially Own less than five percent (5%) of the total number of Voting Interests issued and outstanding.

“Stockholder” has the meaning set forth in the preamble.

“Stockholder Director” means a WMG Holder Director or the Spree Sponsor Director, as applicable.

“Stockholder Termination Event” means the occurrence of any of the WMG 5% Stockholder Termination Event, the WMG 15% Stockholder Termination Event or the Spree Stockholder Termination Event.

“Voting Interests” means the Class A common stock, par value $0.0001 per share, and Class X common stock, par value $0.0001 per share, all considered together as a single class.

“WHC Operating Agreement” means the Second Amended and Restated Operating Agreement of WHC Worldwide, LLC, a Missouri limited liability company to be entered into as of the Closing of the Business Combination Agreement.

“WMG 5% Stockholder Termination Event” means the first time following the Effective Time at which the WMG Holder and their Affiliates Beneficially Own less than five percent (5%) of the total number of Voting Interests issued and outstanding.

“WMG 15% Stockholder Termination Event” means the first time following the Effective Time at which the WMG Holder and its Affiliates Beneficially Own less than fifteen percent (15%) of the total number of Voting Interests issued and outstanding.

“WMG Holder” has the meaning set forth in the preamble.

“WMG Holder Designee” means a Designee of the WMG Holder for the purpose of nomination to the Board.

“WMG Holder Director” means a Designee of the WMG Holder that has been elected, appointed or is otherwise serving as a Director.

Section 5. Assignment; Binding Effect. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any of the parties hereto, in whole or in part (including by operation of law), without the prior written consent of the other parties hereto; provided, that each of the WMG Holder or Spree Sponsor may assign, in whole, but not in part, this Agreement without the prior written consent of any other parties hereto to any of its Affiliates that Beneficially Own Voting Interests, so long as the applicable assignee executes a joinder to this Agreement, in form and substance reasonably satisfactory to the Company, pursuant to which such assignee agrees to be bound by the terms hereof as though such assignee were the WMG Holder or the Spree Sponsor, as the case may be. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 6. Specific Performance. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 7. Notices. Any notice, requests, claims, demands and other communications hereunder shall be sent in writing and shall be deemed to have been duly given by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:

If to the Company, to:

WHC Worldwide, Inc.

1300 Lydia Ave.

Kansas City, MO, 64106

Attn.: Chief Executive Officer

Email: wmgeorge@ztrip.com

with copies (which shall not constitute notice) to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, MO 64106

Attn.: Jack Bowling & Stephen Quinlivan

Email: jack.bowling@stinson.com

stephen.quinlivan@stinson.com

If to the WMG Holder, to:

William M. George

1300 Lydia Ave.

Kansas City, MO, 64106

Email: wmgeorge@ztrip.com

If to Spree Sponsor, to:

94 Yigal Alon, Building B, 31st floor

Tel Aviv, 6789139, Israel

Attn: Shay Kronfeld

Email: sk@spree1.com

with a copy (which shall not constitute notice) to:

Meitar Law Offices

16 Abba Hillel Rd.

Ramat Gan 5250608, Israel

Attn.: David Chertok

Email: dchertok@meitar.com

Section 8. Adjustments. If, and as often as, there are any changes in the Voting Interests by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other similar means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Voting Interests as so changed.

Section 9. No Presumption Against Drafting Party. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel in connection with this Agreement and the transactions contemplated hereby. This Agreement creates no fiduciary or other special relationship between the parties hereto, and no such relationship otherwise exists. No presumption in favor of or against any party hereto in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

Section 10. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, that, each Stockholder Director shall be an express third-party beneficiary of the provisions in Sections 1(g)–(i) and shall be entitled to enforce such provisions as though such Stockholder Director was a party hereto.

Section 11. Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement (including any of the closing deliverables contemplated hereby) by email or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 12. Governing Law.

(a) This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement or any of the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement or any of the transactions contemplated hereby (including any claim or cause of action based upon, arising out of related to any of the transactions contemplated hereby or any of the transactions contemplated thereby or as inducement to enter into this Agreement), shall be construed and enforced in accordance with and governed by the Laws (both substantive and procedural) of the State of Delaware, without giving effect to the conflict of Laws principles thereof.

(b) Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any federal court within the State of Delaware, and then, if such federal court declines to accept jurisdiction, any state or federal court within New York, New York), for the purposes of any Action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action or cause thereof against such party (x) arising under this Agreement or (y) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions contemplated hereby, (i) any claim that such party is not personally subject to the jurisdiction of the courts as described in this Section 12(a) for any reason, (ii) that such party or such party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (x) the Action or cause thereof in any such court is brought against such party in an inconvenient forum, (y) the venue of such Action or cause thereof against such party is improper; or (z) this Agreement, or the subject matter hereof, may not be enforced against such party in or by such courts. Each party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 7 shall be effective service of process for any such Action, demand, or cause thereof.

Section 13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

Section 14. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein.

Section 15. Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 16. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against a party, unless such modification is approved in writing by such party. Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement.

Section 17. Termination. Notwithstanding anything to the contrary contained herein, (a) following the occurrence of the WMG 5% Stockholder Termination Event, this Agreement shall expire and automatically terminate solely with respect to the WMG Holder, (b) following the occurrence of the Spree Stockholder Termination Event, this Agreement shall expire and automatically terminate solely with respect to Spree Sponsor and (c) this Agreement shall expire and automatically terminate with respect to all parties hereto upon the consummation of a Change of Control (as defined in the Tax Receivables Agreement) of the Company; provided, however, in any such case, Section 1(g)-(i), this Section 17 and Sections 4-7, 9-16 (to the extent related to any of the foregoing) shall survive any termination of this Agreement with respect to such terminated Stockholder or any termination of this Agreement in its entirety.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

Spree Acquisition Corp. 1 Limited

By:	/s/ Steven Greenfield
Name:	Steven Greenfield
Title:	Chairman of the Board

Spree Operandi LP

By:	/s/ Shay Kronfeld
Name:	Shay Kronfeld
Title:	Director

/s/ William M. George
William M. George